THE CHASE MANHATTAN BANK                      DLJ BRIDGE FINANCE, INC.
     270 Park Avenue                          DLJ CAPITAL FUNDING, INC.
New York, New York 10017                           277 Park Avenue
                                              New York, New York 10017




RES Holding Corporation
c/o Blackstone Management Partners L.P.
345 Park Avenue
New York, New York  10154

Attention of David A. Stockman
            Anthony Grillo

                                 Project NuBar
                                 -------------
                          $65,000,000 Holdco Facility
                          ---------------------------
                           $202,000,000 RES Facility
                           -------------------------
                               Commitment Letter
                               -----------------

Ladies and Gentlemen:

                  You have advised The Chase Manhattan Bank ("Chase"), Chase Securities Inc. ("CSI"), DLJ Bridge Finance, Inc. ("DBFI") and DLJ Capital Funding, Inc. ("DCFI" and, together with DBFI, "DLJ"; DLJ, together with Chase, are referred to collectively as the "Agents") that you and RES Acquisition Corporation ("MergerSub") intend to effect the Equity Tender Offer, the Merger and the other Transactions (such terms and each other capitalized term used but not defined herein having the meanings assigned to them in the Summary of Principal Terms and Conditions attached hereto as Exhibit A (the "Holdco Facility Term Sheet")). You have further advised the Agents and CSI that, in connection with the Transactions, (a) Holdco will obtain the Holdco Facility and (b) RES will obtain the RES Facility. The Holdco Facility and the RES Facility are referred to collectively herein as the "Facilities".

                  In connection with the Transactions, (a) Chase is pleased to advise you of its commitment (the "Chase Commitment") to provide 65% of each of the Facilities on the terms and subject to the conditions set forth or referred to in this Commitment Letter

(this "Commitment Letter") and in the Holdco Facility Term Sheet or the Summary of Principal Terms and Conditions attached hereto as Exhibit B (the "RES Facility Term Sheet" and, together with the Holdco Facility Term Sheet, the "Term Sheets"), as applicable, (b) DCFI is pleased to advise you of its commitment (the "DCFI Commitment") to provide 35% of the Holdco Facility on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Holdco Facility Term Sheet and (c) DBFI is pleased to advise you of its commitment (collectively with the Chase Commitment and the DCFI Commitment, the "Commitments") to provide 35% of the RES Facility on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the RES Facility Term Sheet. You hereby appoint CSI to act, and CSI hereby agrees to act, as sole and exclusive advisor and arranger for each of the Facilities on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in the Term Sheets.

                  Chase will act as the sole and exclusive Administrative Agent and Collateral Agent for each of the Facilities, DLJ will act as the sole and exclusive Documentation Agent for each of the Facilities and CSI will act as the sole and exclusive Arranger and Syndication Agent for each of the Facilities, and each will, in such capacities, perform the duties customarily associated with such roles. No other agents or co-agents will be appointed, and no other titles will be awarded to any Lender (as defined below), unless approved by the Agents, CSI and you. It is further understood and agreed that no Lender will receive compensation outside the terms contained herein and in the Fee Letters (as defined below) in order to obtain its commitment to participate in the Facilities.

                  Although the Agents do not presently contemplate syndicating their Commitments, the Agents reserve the right, after consultation with you and prior to or after the execution of definitive documentation for the Facilities, to syndicate all or a portion of their respective Commitments to one or more financial institutions, reasonably acceptable to the Agents and you, that will become parties to such definitive documentation pursuant to a syndication or syndications to be managed by CSI and DLJ (the financial institutions becoming parties to such definitive documentation being collectively called the "Lenders"). You agree that, if the Agents decide after consultation with you to syndicate either or both of the Facilities, upon the request of the Agents, you will actively assist CSI and the Agents in achieving timely and orderly syndications (at times mutually agreed upon) of such Facilities that are satisfactory to CSI, the Agents and you. This will be accomplished by a variety of means, including direct contact during the syndication or syndications (at times mutually agreed upon) among the senior officers, representatives and advisors of you, Blackstone Management Partners L.P. ("BMP"), MergerSub and (after the Closing Date) RES, on the one hand, and the proposed Lenders, on the other hand. Such assistance shall also include your using reasonable efforts to have the syndication and arrangement efforts benefit from the Fund's and (after the Closing Date) RES's existing lending relationships. Notwithstanding any terms to the contrary herein, it is understood and agreed that, without the prior consent of Holdco, the

Agents shall at all times together hold Commitments and Loans representing (a) at least 50.1% of the aggregate amount of the original Commitments hereunder in respect of the Holdco Facility and (b) at least 50.1% of the aggregate amount of the original Commitments hereunder in respect of the RES Facility, provided that, unless Chase and DLJ shall otherwise agree, each of Chase and DLJ shall at all times hold Commitments and Loans representing (i) at least 50.1% of the amount of its original Commitment hereunder in respect of the Holdco Facility and (ii) at least 50.1% of the amount of its original Commitment hereunder in respect of the RES Facility.

                  It is understood and agreed that CSI will, in consultation with DLJ and you, manage all aspects of any syndication, including selection of Lenders reasonably acceptable to you, determination of when CSI will approach potential Lenders and of the time of acceptance of the Lenders' commitments, any naming rights and the final allocations of the commitments among the Lenders. It is also understood and agreed that the amount and distribution of fees among the Lenders will be at CSI's sole discretion, after consultation with DLJ and you. To assist CSI in its syndication efforts, you agree, upon CSI's reasonable request, (a) promptly to provide, and to cause your affiliates and advisors to provide (and to use reasonable efforts to cause RES to provide), to CSI and the Agents financial and other information in your or their possession with respect to you, MergerSub, RES, the Equity Tender Offer, the Merger, the other Transactions and any other transactions contemplated hereby, including but not limited to information and projections prepared by you or BMP or by your or its advisors on your or its behalf relating to you, MergerSub, RES, the Equity Tender Offer, the Merger, the other Transactions or the other transactions contemplated hereby, (b) to make your senior officers, and to use reasonable efforts to cause RES's senior officers to be made, available to prospective Lenders, (c) to assist, and to use reasonable efforts to cause RES's and your affiliates and advisors to assist, CSI in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication or syndications and (d) to host, with CSI, a meeting or meetings of prospective Lenders.

                  As consideration for the Commitments and CSI's agreement to structure, arrange and syndicate the Facilities and to provide advisory services in connection therewith, you agree to pay (or cause RES to pay) the fees as set forth in the Term Sheets and in the Fee Letters dated the date hereof and delivered herewith with respect to the Facilities (the "Fee Letters"). Once paid, such fees shall not be refundable under any circumstances.

                  You hereby represent and covenant that (a) to the best of your knowledge, all information (excluding information of a general economic nature and financial projections) concerning you, MergerSub, RES, the Equity Tender Offer, the Merger, the other Transactions and the other transactions contemplated hereby (the "Information") that has been or will be prepared by or on behalf of you, MergerSub, BMP or any of your or their authorized representatives and that has been made or will be made available to

CSI, Chase or DLJ by you, MergerSub, BMP, the Fund or any of your or their authorized representatives in connection with the transactions contemplated hereby, when taken as a whole, will be complete and correct in all material respects (after giving effect to all written updates thereto delivered to the Agents or CSI prior to the Closing Date) and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) to the best of your knowledge, all financial projections concerning you, MergerSub, RES, the Equity Tender Offer, the Merger, the other Transactions and the other transactions contemplated hereby (the "Projections") that have been prepared by or on behalf of you, MergerSub, BMP or any of your or their authorized representatives and that have been or will be made available to CSI, Chase or DLJ by you, MergerSub, BMP or any of your or their authorized representatives in connection with the transactions contemplated hereby have been and will be prepared in good faith based upon assumptions believed by you to be reasonable. You agree to supplement the Information and the Projections from time to time until the closing of the Facilities so that the representations and covenants in the preceding sentence remain correct. In arranging the Facilities, including the syndication of the Facilities, CSI and the Agents will be using and relying primarily on the Information and the Projections without independent verification thereof.

                  Each of the Commitments is subject to (a) there not having occurred any material adverse effect on the business, financial condition or results of operations of RES and its subsidiaries, taken as a whole, since June 30, 1997, (b) there not having occurred and being continuing any material disruption of, or material adverse change in, the financial, banking or capital markets conditions since the date hereof, (c) the Agents' satisfaction that prior to and during any syndication of either of the Facilities, there shall be no competing issues of debt securities or commercial bank or other credit facilities of you, MergerSub, RES or any of your or their respective subsidiaries and (d) the other conditions set forth herein and in the Term Sheets.

                  In addition, the Commitments with respect to each of the Holdco Facility and the RES Facility are subject to the negotiation, execution and delivery of definitive documentation with respect to each such Facility reasonably satisfactory to the Agents and you. Such documentation shall contain such indemnities, covenants, representations and warranties, events of default (including but not limited to Change in Control (to be defined)), conditions precedent, security arrangements and other terms and conditions that are customary for facilities and transactions of this type and reasonably satisfactory to the Agents and you. Those matters that are not covered by or made clear under the provisions hereof or of the Term Sheets are subject to the approval and agreement of the Agents and you (it being understood that the terms and conditions of the definitive documentation with respect to the Facilities shall not be inconsistent with the terms and conditions set forth herein or in the Term Sheets).

                  You agree to engage one or more investment banks (collectively, the "Investment Bank") reasonably satisfactory to the Bridge Lenders (as defined in Exhibit B hereto) to publicly sell or privately place not less than $342,000,000 aggregate principal amount of debt securities of RES acceptable to the Bridge Lenders (the "Securities", the proceeds of which will be used (a) to provide funds (i) first, to finance the Debt Tender Offer if such sale or placement of Securities is completed on or prior to the consummation of the Debt Tender Offer and to refinance any outstanding amounts under the Holdco Facility (and thereby reduce on a dollar for dollar basis the aggregate amount of the unutilized commitments, if any, of the Bridge Lenders hereunder in respect of the Initial Loans (as defined in Exhibit B hereto) under the RES Facility and thereby release an amount of the unutilized commitment, if any, of each Bridge Lender which is in the same proportion as the commitment of such Bridge Lender bears to the total commitments hereunder), (ii) second, to refinance the Existing Notes and (iii) third, for capital expenditures and other general corporate purposes of RES or (b) to the extent such sale or placement occurs subsequent to the making of loans under the RES Facility, (i) first, to refinance loans under the RES Facility and, if applicable, to refinance any outstanding amounts under the Holdco Facility as contemplated by clause (a)(i) above, (ii) second, to refinance the Existing Notes and (iii) third, for capital expenditures and other general corporate purposes of RES. You shall take any and all actions necessary or desirable so that the Investment Bank can, as soon as practicable after the consummation of the Equity Tender Offer, publicly sell or privately place the Securities. Upon notice by the Investment Bank (a "Securities Demand"), at any time that there are any loans outstanding under the RES Facility in excess of $35,000,000, you will cause the issuance and sale of Securities (secured if required by the Bridge Lenders) for gross proceeds sufficient to refinance all of the outstanding loans under the Bridge Facility and the Existing Notes in their entirety upon such terms and conditions as specified in the Securities Demand; provided that (a) the interest rate (whether floating or fixed) shall be determined by the Investment Bank in light of the then prevailing market conditions, but in no event shall the effective yield on the Securities exceed 15.5% per annum; (b) the Investment Bank and you shall determine whether the Securities shall be issued through a public offering or a private placement;
(c) the Securities will be issued pursuant to an indenture substantially in the form negotiated by you and the Investment Bank prior to the consummation of the Transactions and which shall contain such terms, conditions and covenants as are typical and customary for similar financings and as are reasonably satisfactory in all respects to the Investment Bank and its counsel and you and your counsel; and (d) all other arrangements with respect to the Securities shall be reasonably satisfactory in all respects to the Investment Bank and you in light of the then prevailing market conditions.

                  By executing this Commitment Letter you agree (a) to indemnify and hold harmless CSI, each of the Agents and the other Lenders and their respective officers, directors, employees, affiliates, agents and controlling persons from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such persons may become subject arising out of or in connection with this Commitment Letter, the Fee Letters, the Term Sheets, the Equity Tender Offer, the Merger, the other Transactions, the Facilities or any related transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any of such indemnified parties is a party thereto, and to reimburse each of such indemnified parties upon demand for any legal or other expenses reasonably incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified party, apply to losses, claims, damages, liabilities or related expenses to the extent they result primarily from the wilful misconduct or gross negligence of any indemnified party, and (b) to reimburse CSI and each of the Agents from time to time, upon presentation of a summary statement in reasonable detail, for all reasonable out-of-pocket expenses (including but not limited to expenses of due diligence investigation, local counsel and other consultants' fees (if such local counsel or consultants are engaged with your prior written consent), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel) incurred in connection with the Facilities and the preparation of this Commitment Letter, the Term Sheets, the Fee Letters, the definitive documentation for the Facilities and the security arrangements in connection with the Facilities. No person indemnified under this paragraph shall be responsible or liable to any other person for consequential damages that may be alleged as a result of this Commitment Letter, the Fee Letters, the Term Sheets, the Equity Tender Offer, the Merger, the other Transactions, the Facilities or any related transaction. Subject to the provisions of the thirteenth paragraph of this Commitment Letter, the provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Commitment Letter or the Commitments.

                  You agree that you will not disclose this Commitment Letter, the Term Sheets, the Fee Letters, the contents of any of the foregoing or the activities of CSI, Chase or DLJ pursuant hereto or thereto to any person without the prior approval of CSI, Chase and DLJ, except that (a) you may disclose this Commitment Letter, the Term Sheets, the Fee Letters and the contents hereof and thereof (i) to MergerSub and your and its respective officers, employees, attorneys and advisors and to the respective officers, employees, attorneys, advisors and members of The Blackstone Group L.P. and its affiliates, in each case on a confidential and need-to-know basis and (ii) as required by applicable law or compulsory legal process or in the prosecution of any proceeding initiated by you, the Fund, MergerSub or RES,
(b) you may disclose this Commitment Letter, the Term Sheets and the contents hereof and thereof to RES and the United Steelworkers of America and their respective directors, officers, employees, agents, attorneys and advisors on a confidential basis in connection with the consummation of the Transactions contemplated hereby and (c) after your acceptance of the terms of this Commitment Letter and of the Fee Letters, you may disclose the existence of this Commitment Letter and a summary of the principal terms and conditions of the Commitments hereunder (or the full Commitment Letter if advisable in the reasonable opinion of you and your counsel or RES and its counsel, as applicable) in any public filings to be made in connection with the Equity Tender Offer, the Debt Tender Offer or

RES's solicitation of proxies from or provision of information to its stockholders for purposes of or in connection with obtaining the approval of such stockholders for the Transactions, provided that any such disclosure that is in writing shall be subject to the Agents' prior review and approval (such approval not to be unreasonably withheld), it being expressly understood and agreed that neither the Fee Letters nor the contents thereof may be so disclosed pursuant to clause (b) or (c) above without the consent of CSI, Chase and DLJ. The provisions contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Commitment Letter or the Commitments.

                  Neither this Commitment Letter nor the Commitments shall be assignable by you without the prior written consent of Chase and DLJ, and any attempted assignment shall be void, provided that this Commitment Letter and the Commitments hereunder, to the extent they relate to the RES Facility, may be assigned by you to RES pursuant to a document reasonably satisfactory to the Agents, so long as you remain liable for all your obligations hereunder. This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by each of CSI, Chase, DLJ and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Chase may perform certain of the duties and activities described hereunder through any of its affiliates, including, without limitation, CSI. The provisions of the second preceding paragraph shall apply with equal force and effect to any of such affiliates so performing any of such duties or activities.

                  Your obligations and representations under this Commitment Letter as they relate to each Facility, other than those arising under the fourth, fifth and eleventh paragraphs of this Commitment Letter, shall automatically terminate and be superseded by the provisions of the definitive documentation for such Facility upon the closing of such Facility.

                  Please indicate your acceptance of the terms hereof and of the Fee Letters by signing in the appropriate space below and in the Fee Letters and returning to CSI and the Agents the enclosed duplicate originals of this Commitment Letter and the Fee Letters not later than 5:00 p.m., New York City time, on July 30, 1998. The Commitments will expire at such time in the event that the Agents have not received such executed duplicate originals in accordance with the immediately preceding sentence. In the event that the initial borrowing under the Credit Agreement does not occur on or before December 15, 1998 (or such later date as may be agreed to among the Agents, CSI and you), then this

Commitment Letter and the Commitments shall automatically terminate unless each of CSI, Chase and DLJ shall agree to an extension.

                  CSI and the Agents are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

                                           Very truly yours,

                                           THE CHASE MANHATTAN BANK,

                                             by /s/ Lenard Weiner
                                                ------------------------
                                                Name: Lenard Weiner
                                                Title: Managing Director

                                           CHASE SECURITIES INC.,

                                             by /s/ Rohan Paul
                                                ------------------------
                                                Name: Rohan Paul
                                                Title: Managing Director

                                           DLJ CAPITAL FUNDING, INC.,

                                             by /s/ Harold J. Philipps
                                                ------------------------
                                                Name: Harold J. Philipps
                                                Title: Managing Director

                                           DLJ BRIDGE FINANCE, INC.,

                                             by /s/ Cameron Fleming
                                                ----------------------
                                                Name: Cameron Fleming
                                                Title: Vice President


Accepted and agreed to as of the date first written above:

RES HOLDING CORPORATION,

  by

                                                                            10
     /s/ David Stockman
     ----------------------------
     Name: David Stockman
     Title: President

CONFIDENTIAL

July 23, 1998                                                         EXHIBIT A

                           $65,000,000 Holdco Facility
                           ---------------------------
                    Summary of Principal Terms and Conditions
                    -----------------------------------------

Borrower:                              RES Holding Corporation, a newly formed
                                       Delaware corporation ("Holdco") that
                                       will be, directly or indirectly, (a) at
                                       least 51% owned by Blackstone Capital
                                       Partners II Merchant Banking Fund L.P.
                                       (the "Fund") and one or more other
                                       persons or entities (collectively with
                                       the Fund, the "Investors"), which will
                                       consist principally of affiliates of
                                       the Fund, and (b) up to 49% owned by
                                       investors designated by affiliates of
                                       Veritas Capital Inc. or the Fund.

Transactions:                          Holdco intends to acquire all the
                                       outstanding common stock, par value
                                       $0.01 per share (the "Shares"), of
                                       Republic Engineered Steels, Inc., a
                                       Delaware corporation ("RES"), pursuant
                                       to an Agreement and Plan of Merger (the
                                       "Merger Agreement") among Holdco, RES
                                       Acquisition Corporation, a newly formed
                                       Delaware corporation that is a direct
                                       wholly owned subsidiary of Holdco
                                       ("MergerSub") and RES.

                                       Pursuant to or in connection with the
                                       Merger Agreement, MergerSub will make a
                                       tender offer (the "Equity Tender
                                       Offer") to acquire all the outstanding
                                       Shares (the number of which is
                                       anticipated to be approximately
                                       19,708,000) for a purchase price per
                                       Share of $7.25. The consummation of the
                                       Equity Tender Offer will be conditioned
                                       upon, among other things, the purchase
                                       by MergerSub of (a) not less than a
                                       majority (or such other higher portion
                                       as shall be necessary under the
                                       governing documents of RES and
                                       applicable law to approve the Merger
                                       (as defined below) without the vote of
                                       any other stockholder) of the Shares,
                                       determined on a fully diluted basis
                                       assuming the exercise of all options,
                                       warrants, rights, conversion privileges
                                       or similar rights with respect to
                                       Shares, and (b) a sufficient number of
                                       the Shares held by RES's employee stock
                                       ownership plan or other employee
                                       benefit plans to ensure that the holder
                                       of the outstanding share of special
                                       preferred stock (the "Special Preferred
                                       Stock") issued by RES will not be
                                       entitled to vote with respect to the
                                       Merger.

                                       In addition, prior to the consummation
                                       of the Equity Tender Offer, either (a)
                                       the lenders under the Second Amended
                                       and Restated Revolving Credit Agreement
                                       (the "Existing Credit Agreement") dated
                                       as of April 25, 1997, among RES,
                                       BankBoston, N.A., as agent, and such
                                       lenders will (i) waive any "Default" or
                                       "Event of Default" under and as defined
                                       in the Existing Credit Agreement that
                                       may occur as a result of the
                                       consummation of the Equity Tender Offer
                                       or the Merger and (ii) amend (together
                                       with the waiver referred to in clause
                                       (a)(i) above, the "Waiver and
                                       Amendment") the Existing Credit
                                       Agreement to permit the incurrence by
                                       RES of indebtedness under the RES
                                       Facility (as defined below) (or any
                                       refinancing thereof), the proceeds of
                                       which are used to finance the purchase
                                       by RES of any of its 9-7/8% First
                                       Mortgage Notes due 2001 (the "Existing
                                       Notes") issued under the indenture
                                       dated as of December 15, 1993 (the
                                       "Indenture"), governing the Existing
                                       Notes that are tendered pursuant to the
                                       Debt Tender Offer (as defined below) or
                                       (b) RES will replace the Existing
                                       Credit Agreement with a replacement
                                       revolving credit facility (the
                                       "Replacement Credit Facility").

                                       As promptly as practicable following
                                       the acceptance of Shares pursuant to
                                       the Equity Tender Offer, (a) MergerSub
                                       will merge (the "Merger") with and into
                                       RES, with RES as the surviving
                                       corporation of the Merger, and, as a
                                       result of the Merger, RES will become a
                                       wholly owned subsidiary of Holdco, (b)
                                       subject to stockholders' appraisal
                                       rights, each outstanding Share not
                                       acquired in the Equity Tender Offer
                                       (the "Untendered Shares") will be
                                       converted into the right to receive an
                                       amount in cash equal to the per-Share
                                       price paid in connection with the
                                       Equity Tender Offer and (c) each
                                       outstanding option to acquire Shares
                                       will be converted into the right to
                                       receive either (i) an amount in cash
                                       equal to the positive difference, if
                                       any, between the Cash Merger
                                       Consideration and the exercise price of
                                       such option or (ii) options to acquire
                                       shares of capital stock of Holdco on
                                       terms satisfactory to the
                                       Administrative Agent (as defined below)
                                       (the aggregate amount paid pursuant to
                                       clauses (b) and (c), the "Cash Merger
                                       Consideration").

                                       In connection with the foregoing, (a)
                                       substantially simultaneously with the
                                       purchase by MergerSub of Shares
                                       pursuant to the Equity Tender Offer,
                                       (i) the Investors will make common
                                       equity contributions to Holdco in cash
                                       in an aggregate amount of not less than
                                       the product of (A) 95.5 divided by
                                       160.5 and (B) the sum of (such sum, the
                                       "Closing Date Funded Amount") (1) the
                                       amount of the Closing Date Purchase
                                       Price (as defined below), (2) all
                                       interest and fees that will be payable
                                       in respect of loans made on the Closing
                                       Date under the Holdco Facility and (3)
                                       any other fees and expenses expected to
                                       be incurred by Holdco or MergerSub on
                                       or after the Closing Date and prior to
                                       the Merger Date (the "Closing Date
                                       Equity Contribution"); (ii) Holdco will
                                       obtain the Holdco Facility (as defined
                                       below); and (iii) Holdco will make
                                       common equity contributions to
                                       MergerSub in cash in an aggregate
                                       amount sufficient to enable MergerSub
                                       to purchase the Shares pursuant to the
                                       Equity Tender Offer; (b) following the
                                       consummation of the Equity Tender
                                       Offer, RES will borrow up to
                                       $202,000,000 from one or more lenders
                                       under a new senior secured facility
                                       (the "RES Facility"), on the terms set
                                       forth or referred to in Exhibit B to
                                       the Commitment Letter to which this
                                       Exhibit A is attached, to finance the
                                       purchase of any Existing Notes tendered
                                       pursuant to the Debt Tender Offer; (c)
                                       following the consummation of the
                                       Equity Tender Offer, either (i) the
                                       Existing Credit Agreement will remain
                                       in effect (as waived and amended as
                                       contemplated hereby) or (ii) the
                                       Replacement Credit Facility will become
                                       effective, in either case with
                                       $115,000,000 of commitments (used and
                                       unused) available thereunder; (d)
                                       immediately prior to the Merger, (i)
                                       the Investors will make common equity
                                       contributions in cash in an aggregate
                                       amount of not less than $95,500,000
                                       (the "Total Equity Contribution") minus
                                       the amount of the Closing Date Equity
                                       Contribution (the "Merger Date Equity
                                       Contribution") and (ii) Holdco will
                                       make a common equity contribution to
                                       MergerSub in an amount equal to the
                                       aggregate Cash Merger Consideration
                                       payable under the Merger Agreement to
                                       the holders of Untendered Shares and
                                       options to acquire Shares; (e) as soon
                                       as practicable following the
                                       consummation of the Equity Tender Offer
                                       (and, in any event, prior to the
                                       special meeting of RES's
                                       stockholders to vote on the Merger),
                                       RES will redeem the Special Preferred
                                       Stock; and (f) costs and expenses (the
                                       "Transaction Costs") incurred in
                                       connection with the Transactions (as
                                       defined below) will be paid. The Equity
                                       Tender Offer, the Debt Tender Offer,
                                       the Merger and the other transactions
                                       described above are collectively
                                       referred to herein as the
                                       "Transactions".

                                       Following the date of acceptance of
                                       Shares for payment pursuant to the
                                       Equity Tender Offer (such date, the
                                       "Closing Date"), RES will make a tender
                                       offer (the "Debt Tender Offer") for all
                                       the outstanding Existing Notes in
                                       accordance with the terms of the change
                                       of control and other provisions of the
                                       Indenture.

Facility:                              A Senior Secured Term Loan Facility
                                       (the "Holdco Facility") providing for
                                       term loans to Holdco in an aggregate
                                       principal amount of $65,000,000.

Arranger:                              Chase  Securities Inc. ("CSI") will act
                                       as arranger and syndication agent for
                                       the Holdco Facility, and will perform
                                       the duties customarily associated with
                                       such roles.

Administrative Agent:                  The  Chase  Manhattan  Bank  ("Chase")
                                       will act as administrative agent and
                                       collateral agent (collectively, the
                                       "Administrative Agent") for a syndicate
                                       of financial institutions reasonably
                                       satisfactory to Chase and Holdco (the
                                       "Lenders"), and will perform the duties
                                       customarily associated with such roles.

Documentation Agent:                   DLJ Capital Funding, Inc. will act as
                                       documentation agent (together with
                                       Chase, the "Agents") for the Lenders.

Purpose: The proceeds of the borrowings under the Holdco Facility will be used, together with the proceeds of the Equity Contribution, solely (a) on the Closing Date, to finance the cash purchase price (the "Closing Date Purchase Price") to be paid by MergerSub in respect of the Shares purchased in the Equity Tender Offer, (b) on the date of consummation of the Merger (the "Merger Date"), to finance the aggregate Cash Merger Consideration to be paid by MergerSub to holders of the Untendered Shares, if any, and holders of options to acquire Shares in connection with the Merger, including any amounts to be paid on or after the Merger Date in connection with the exercise by such holders of appraisal rights, and (c) from time to time on and after the Closing Date, to pay (i) the Transaction Costs and (ii) interest on loans made under the Holdco Facility. The estimated sources and uses of the funds necessary to consummate the Transactions and the other transactions contemplated hereby are set forth on Annex II hereto.

Fees and Interest Rates:               As set forth on Annex I hereto.

Availability:                          At Holdco's option, loans under the
                                       Holdco Facility will be available prior
                                       to the Maturity Date (as defined below)
                                       either in (a) a single drawing to be
                                       made on the Closing Date or (b) up to
                                       two drawings, (i) the first (the "First
                                       Borrowing") of which will be made on
                                       the Closing Date and will be in an
                                       amount equal to the product of (A) the
                                       Closing Date Equity Contribution and
                                       (B) 65.0 divided by 95.5 and (ii) the
                                       second (the "Second Borrowing") of
                                       which will be made on the Merger Date
                                       (if different from the Closing Date)
                                       and will be in an amount equal to the
                                       product of (A) the Merger Date Equity
                                       Contribution and (B) 65.0 divided by
                                       95.5. Amounts repaid or prepaid under
                                       the Holdco Facility may not be
                                       reborrowed. If Holdco borrows the
                                       aggregate principal amount of loans
                                       available under the Holdco Facility in
                                       a single drawing on the Closing Date,
                                       any amount (the "Excess Amount") in
                                       excess of the Closing Date Funded
                                       Amount will be deposited in a
                                       collateral account (the "Collateral
                                       Account") to be maintained by Chase for
                                       the benefit of the Lenders. The Excess
                                       Amount will be released by Chase from
                                       the Collateral Account subject to the
                                       following conditions: (a) the Merger
                                       shall be consummated simultaneously
                                       with such release in accordance with
                                       applicable law, the Merger Agreement
                                       and all related documentation, in each
                                       case in the form previously approved by
                                       Chase, and otherwise on terms
                                       reasonably satisfactory to Chase; and
                                       (b) the accuracy of the representation
                                       and warranty relating to use of
                                       proceeds.

Final Maturity:                        Loans made under the Holdco Facility
                                       will mature on the date (the "Maturity
                                       Date") that is the earlier of (a) nine
                                       months after the Closing Date and (b)
                                       twelve months after the date hereof.

Security:                              The obligations of Holdco under the
                                       Holdco Facility will be secured by a
                                       valid, perfected first-priority
                                       security interest in (a) all cash held
                                       by Holdco (which will be deposited in
                                       the Collateral Account) and (b) all the
                                       capital stock of RES that is owned by
                                       Holdco (collectively, the
                                       "Collateral").

                                       Such security interest will be created
                                       pursuant to documentation reasonably
                                       satisfactory in all respects to the
                                       Administrative Agent, and on the
                                       Closing Date such security interest
                                       shall have become perfected and the
                                       Administrative Agent shall have
                                       received reasonably satisfactory
                                       evidence as to the enforceability and
                                       priority thereof. The Collateral will
                                       not be subject to any other liens.

Optional Prepayment:                   Loans under the Holdco Facility may
                                       be prepaid in whole or in part at any
                                       time in minimum amounts to be agreed upon at Holdco's option. Any optional prepayment of loans bearing interest based on Adjusted LIBOR other than at the end of an interest period will be subject to reimbursement of the Lenders' redeployment costs.

Facility Documentation:                Usual for facilities and  transactions of
                                       this type and reasonably acceptable to
                                       Holdco and its counsel, Chase and counsel for the Administrative Agent. The documentation will include, among other documents, a single credit agreement (the
                                       "Credit Agreement"), a pledge agreement
                                       and other appropriate documents.

Representations and                    Usual for facilities and transactions of
Warranties:                            this type (including materiality concepts
                                       and other exceptions to be agreed upon)
                                       and reasonably acceptable to Holdco and
                                       its counsel, the Agents and counsel for
                                       the Administrative Agent, including but
                                       not limited to accuracy of financial
                                       statements; no material adverse change;
                                       absence of litigation and arbitrations;
                                       no violation of agreements or
                                       instruments; compliance with laws
                                       (including but not limited to ERISA,
                                       margin regulations, bank regulatory
                                       limitations and environmental laws);
                                       payment of taxes; ownership of
                                       properties; insurance; inapplicability
                                       of the Investment Company Act;
                                       solvency; environmental matters;
                                       accuracy of information; and validity,
                                       priority and perfection of the security
                                       interest in the Collateral.

Conditions Precedent to First          Usual for facilities and transactions of
Borrowing:                             this type and reasonably acceptable to
                                       Holdco and its counsel, the Agents and
                                       counsel for the Administrative Agent,
                                       including but not limited to delivery
                                       of reasonably satisfactory legal
                                       opinions and reasonably satisfactory
                                       financial information; accuracy of
                                       representations and warranties;
                                       evidence of authority; material
                                       consents of all persons; compliance
                                       with applicable material laws and
                                       regulations; payment of fees and
                                       expenses; and obtaining of reasonably
                                       satisfactory insurance.

                                       The Equity Tender Offer, the Waiver and
                                       Amendment (or the Replacement Credit
                                       Facility) and the other transactions to
                                       occur on the Closing Date shall be
                                       consummated simultaneously with the
                                       closing under the Holdco Facility in
                                       accordance with applicable law, the
                                       Merger Agreement and all related
                                       documentation, in each case in the form
                                       previously approved by, and reasonably
                                       acceptable to, Chase, and otherwise on
                                       terms reasonably satisfactory to Chase.
                                       The conditions to Holdco's obligations
                                       set forth in the Merger Agreement shall
                                       have been satisfied without giving
                                       effect to waivers or amendments not
                                       approved by Chase that are materially
                                       adverse to the Lenders.

                                       After giving effect to the Transactions
                                       to occur on the Closing Date, (a) RES
                                       and its subsidiaries shall have
                                       outstanding no preferred stock and no
                                       indebtedness other than (i) loans under
                                       the Existing Credit Agreement, (ii)
                                       $53,700,000 aggregate principal amount
                                       of RES's 9% Solid Waste Revenue Bonds,
                                       Series 1996, Due 2021, (iii)
                                       $20,200,000 aggregate principal amount
                                       of RES's 8 1/4% Solid Waste Revenue
                                       Bonds, Series 1994, Due 2014, (iv)
                                       $200,000,000 in principal amount of the
                                       Existing Notes, (v) other limited
                                       indebtedness reasonably satisfactory to
                                       the Agents and (vi) if it is not
                                       reasonably practicable for RES to
                                       redeem the Special Preferred Stock on
                                       the Closing Date or if the Special
                                       Preferred Stock is to be canceled in
                                       the Merger, the Special Preferred
                                       Stock, provided that if the Special

                                       Preferred Stock is outstanding
                                       following the Closing Date, the holder
                                       of the Special Preferred Stock will not
                                       be entitled to vote with respect to the
                                       Merger, (b) Holdco shall have
                                       outstanding (i) no preferred stock and
                                       no indebtedness other than the loans
                                       under the Holdco Facility and (ii) no
                                       common stock other than common stock
                                       owned by the Investors and (c)
                                       MergerSub shall have outstanding (i) no
                                       preferred stock or indebtedness and
                                       (ii) no common stock other than common
                                       stock owned by Holdco. After giving
                                       effect to the Merger and prior to the
                                       payment in full of all amounts
                                       outstanding under the Holdco Facility,
                                       RES shall have outstanding no common
                                       stock other than common stock owned by
                                       Holdco.

                                       The Agents shall have received a pro
                                       forma consolidated balance sheet of
                                       Holdco giving effect to the
                                       Transactions, together with a
                                       certificate of Holdco to the effect
                                       that such pro forma balance sheet
                                       fairly presents in all material
                                       respects the pro forma financial
                                       position of Holdco and its subsidiaries
                                       in accordance with generally accepted
                                       accounting principles, and the Agents
                                       shall be reasonably satisfied that such
                                       balance sheet and the transactions in
                                       connection with the Transactions and
                                       the financing arrangements contemplated
                                       hereby are consistent with the sources
                                       and uses shown on Annex II hereto in
                                       all material respects and are not
                                       materially inconsistent with the
                                       information or projections and the
                                       financial model delivered to the Agents
                                       prior to the date hereof. Holdco will
                                       also have provided such other financial
                                       information as the Agents may
                                       reasonably request in connection with
                                       the Transactions.

                                       All requisite material governmental
                                       authorities shall have approved or
                                       consented to the Transactions and the
                                       other transactions contemplated hereby
                                       to the extent required, all applicable
                                       appeal periods shall have expired and
                                       there shall be no governmental or
                                       judicial action, actual or threatened,
                                       that has or could have a reasonable
                                       likelihood of restraining, preventing
                                       or imposing materially burdensome
                                       conditions on the Transactions or the
                                       consummation of the other transactions
                                       contemplated hereby.

                                       RES shall have used its commercially
                                       reasonable efforts to secure
                                       availability of at least $20,000,000
                                       under the Existing Credit Agreement to
                                       fund up to $20,000,000 of the Debt
                                       Tender Offer in lieu of any funds being
                                       drawn under the RES Facility for that
                                       purpose.

Conditions Precedent to                The Second Borrowing will be subject
Second Borrowing:                      only to the following conditions
                                       precedent:(a) substantially
                                       simultaneously with the Second
                                       Borrowing, the Investors will have made
                                       the Merger Date Equity Contribution;
                                       (b) at the time of and immediately
                                       after the Second Borrowing, there not
                                       having occurred and being continuing a
                                       Default or Event of Default under the
                                       Credit Agreement in respect of (i) any
                                       payment to be made under the Credit
                                       Agreement (without regard to any
                                       applicable grace periods), (ii) any
                                       bankruptcy event in respect of Holdco,
                                       RES or any of their respective
                                       subsidiaries (without regard to any
                                       applicable grace periods in the case of
                                       an involuntary proceeding), (iii) the
                                       Credit Agreement or any other loan
                                       document relating to the Holdco
                                       Facility not being in all material
                                       respects, and not being asserted by
                                       Holdco not to be, a legal, valid and
                                       binding obligation or (iv) any Change
                                       in Control (to be defined); (c) the
                                       Lenders not having accelerated all or
                                       any of the loans under the Credit
                                       Agreement; (d) there not having
                                       occurred and being continuing any
                                       payment default or payment event of
                                       default with respect to the Existing
                                       Notes, the Existing Credit Agreement or
                                       the RES Facility (or any indebtedness
                                       refinancing the RES Facility), as the
                                       case may be; (e) there not being in
                                       effect a temporary restraining order,
                                       preliminary or permanent injunction or
                                       other order issued by any court of
                                       competent jurisdiction or other legal
                                       restraint or prohibition preventing or
                                       rendering illegal the consummation of
                                       the Merger, and there shall not be
                                       pending any proceeding by any
                                       governmental entity seeking any of the
                                       foregoing; and (f) the accuracy in all
                                       material respects of the
                                       representations and warranties relating
                                       to corporate organization and corporate
                                       and governmental authorization.

                                       In addition, the Merger shall be
                                       consummated simultaneously with the
                                       making of such loans pursuant to the
                                       Second Borrowing in accordance with
                                       applicable
                                       law, the Merger Agreement and all
                                       related documentation, in each case in
                                       the form previously approved by Chase,
                                       and otherwise on terms reasonably
                                       satisfactory to Chase.

Affirmative Covenants:                 Usual for facilities and transactions of
                                       this type (including materiality
                                       concepts and other exceptions to be
                                       agreed upon) and reasonably acceptable
                                       to Holdco and its counsel, Chase and
                                       counsel for the Administrative Agent.
                                       Covenants will address, with respect to
                                       Holdco and its subsidiaries, without
                                       limitation, maintenance of corporate
                                       existence and rights; performance of
                                       obligations; delivery of financial
                                       information prepared in accordance with
                                       United States generally accepted
                                       accounting principles, including annual
                                       and quarterly consolidated financial
                                       statements, and compliance
                                       certificates; delivery of notices of
                                       default, litigation and other adverse
                                       matters; maintenance of properties in
                                       good working order; maintenance of
                                       reasonably satisfactory insurance;
                                       compliance with applicable laws and
                                       regulations; inspection of books and
                                       properties; payment of taxes and other
                                       liabilities; and further assurances in
                                       respect of guarantees and security
                                       interests.

                                       Holdco will effect the Merger as soon
                                       as reasonably practicable after the
                                       Closing Date.

                                       Holdco will provide to the Lenders
                                       annually, prior to the end of each
                                       fiscal year, an operating and capital
                                       expenditure budget for RES for the next
                                       succeeding fiscal year.

Negative Covenants:                    Usual for facilities and transactions of
                                       this type (including materiality
                                       concepts and basket and other
                                       exceptions to be agreed upon) and
                                       reasonably acceptable to Holdco and its
                                       counsel, Chase and counsel for the
                                       Administrative Agent. Covenants will
                                       address, with respect to Holdco and its
                                       subsidiaries, without limitation,
                                       limitations on dividends and
                                       distributions on capital stock;
                                       limitations on redemptions and
                                       repurchases of capital stock and debt;
                                       limitations on prepayment of debt (with
                                       exceptions for the repurchase of
                                       Existing Notes pursuant to the Debt
                                       Tender Offer and the prepayment of
                                       loans under the RES Facility with the
                                       proceeds of any
                                       senior secured notes (the "New Notes")
                                       to be issued by RES in a public
                                       offering or a Rule 144A private
                                       placement and other exceptions to be
                                       agreed upon); limitations on liens and
                                       sale/leaseback transactions;
                                       limitations on loans and investments
                                       other than Permitted Investments (to be
                                       defined); limitations on debt (which
                                       limitations will (a) prohibit the
                                       incurrence of any indebtedness by
                                       Holdco and MergerSub other than, in the
                                       case of Holdco, indebtedness under the
                                       Holdco Facility and (b) permit (i) the
                                       issuance of the New Notes or the
                                       incurrence of indebtedness under the
                                       RES Facility, (ii) subject to certain
                                       conditions, the refinancing, renewal or
                                       extension of the New Notes or the RES
                                       Facility and (iii) borrowings incurred
                                       under the Existing Credit Agreement);
                                       limitations on mergers, acquisitions
                                       and asset sales (which limitations
                                       shall prohibit any sale by Holdco of
                                       capital stock of RES); limitations on
                                       transactions with affiliates (which
                                       limitations shall permit certain
                                       transactions between RES and BarTech to
                                       be agreed upon); limitations on fees
                                       payable to the Fund and its affiliates;
                                       limitations on changes in business
                                       conducted (which limitations shall
                                       restrict (a) MergerSub from conducting
                                       any activities prior to the
                                       consummation of the Merger and (b)
                                       Holdco from conducting any activities
                                       other than holding the capital stock of
                                       RES and complying with its obligations
                                       in respect of the Holdco Facility and
                                       other activities reasonably incidental
                                       to the foregoing); and limitations on
                                       amendment of debt (which limitations
                                       shall permit amendments that increase
                                       RES's operating flexibility) and other
                                       material agreements (including the
                                       Merger Agreement).

                                       In addition, the Credit Agreement will
                                       provide that the aggregate capital
                                       expenditures made by Holdco and its
                                       subsidiaries from March 31, 1998, through the final maturity of the Holdco Facility will not exceed an amount to be agreed upon.

Events of Default:                     Usual for facilities and transactions of
                                       this type (including grace periods and
                                       materiality concepts to be agreed upon)
                                       and reasonably acceptable to Holdco and
                                       its counsel, Chase and counsel for the
                                       Administrative Agent, including but not
                                       limited to nonpayment of principal,
                                       interest, fees or other amounts when
                                       due;

                                       violation of covenants; inaccuracy of
                                       representations and warranties; cross
                                       default and cross acceleration to
                                       indebtedness of RES or any of its
                                       subsidiaries; bankruptcy events
                                       relating to Holdco and its
                                       subsidiaries; judgments; ERISA; actual
                                       or asserted invalidity of loan
                                       documents or security interests or of
                                       material agreements; and Change in
                                       Control.

Cost and Yield                         Usual for facilities and transactions of
Protection:                            this type, including but not limited to
                                       compensation in respect of prepayments
                                       (which will include reimbursement of
                                       the Lenders' redeployment costs in the
                                       case of prepayments of loans bearing
                                       interest based on Adjusted LIBOR other
                                       than at the end of an interest period),
                                       taxes, changes in capital requirements,
                                       guidelines or policies or their
                                       interpretation or application,
                                       illegality, change in circumstances,
                                       reserves and other provisions deemed
                                       necessary by the Administrative Agent
                                       or the other Lenders to provide
                                       customary protection for U.S. and
                                       non-U.S. banks.

Assignments and                        Lenders will be permitted to assign their
Participations:                        loans, notes and commitments to other
                                       financial institutions, in aggregate
                                       amounts not less than $5,000,000, or in
                                       lesser amounts if approved by the
                                       Administrative Agent and Holdco, and in
                                       increments of $1,000,000, with the
                                       consent of Holdco (which shall not be
                                       unreasonably withheld) and the
                                       Administrative Agent. The
                                       Administrative Agent will hold
                                       commitments as of the date of execution
                                       of the Credit Agreement in an aggregate
                                       amount greater than the aggregate
                                       commitments of any other Lender. The
                                       Administrative Agent will receive a
                                       processing and recordation fee of
                                       $3,500, payable by the assignor and/or
                                       the assignee, with each assignment.
                                       Assignments will be by novation.

                                       Lenders will be permitted to
                                       participate their loans, notes and
                                       commitments to other financial
                                       institutions without restriction.
                                       Participants will have the same
                                       benefits as the selling Lenders would
                                       have (and will be limited to the amount
                                       of such benefits) with regard to yield
                                       protection and increased costs. Voting
                                       rights of participants will be limited
                                       to proposed (a) increases in
                                       commitments, (b) reductions of
                                       principal, interest rates
                                       or fees, (c) extensions of final
                                       maturity and (d) releases of any
                                       Collateral.

Voting: Amendments and waivers of the Credit Agreement and the other definitive credit documentation will require the approval of Lenders holding more than 50% of the loans and commitments.

Expenses and                           All reasonable out-of-pocket expenses
Indemnification:                       (including but not limited to expenses
                                       incurred in connection with due
                                       diligence and the reasonable fees,
                                       disbursements and other charges for no
                                       more than a single local counsel for
                                       the Agents in each applicable
                                       jurisdiction) of the Agents and the
                                       Arranger associated with the
                                       syndication of the Holdco Facility or
                                       with the preparation, execution and
                                       delivery, administration, waiver or
                                       modification and enforcement of the
                                       Credit Agreement and the other
                                       documentation contemplated hereby and
                                       thereby are to be paid by Holdco. In
                                       addition, all reasonable out-of-pocket
                                       expenses of the Lenders for enforcement
                                       costs (including but not limited to the
                                       reasonable fees, disbursements and
                                       other charges for one counsel for each
                                       Lender) and documentary taxes
                                       associated with the Holdco Facility are
                                       to be paid by Holdco.

                                       Holdco will indemnify the Agents, the
                                       Arranger and the Lenders and hold them
                                       harmless from and against all
                                       reasonable out-of-pocket costs,
                                       expenses (including but not limited to
                                       reasonable fees and disbursements of
                                       counsel) and liabilities arising out of
                                       or relating to the Transactions and the
                                       other transactions contemplated hereby,
                                       including but not limited to the Equity
                                       Tender Offer, the Merger, the other
                                       Transactions or any transactions
                                       connected therewith, provided that no
                                       such person will be indemnified for
                                       costs, expenses or liabilities arising
                                       from such person's gross negligence or
                                       wilful misconduct.

Governing Law and                      New York.
Forum:

Counsel for                            Cravath, Swaine & Moore.
Administrative Agent
and Arranger:

                                                                        ANNEX I
                                                                   TO EXHIBIT A


Interest Rates:                        At Holdco's option, the interest rates
                                       per annum applicable to the Holdco
                                       Facility shall be Adjusted LIBOR plus
                                       4.00% or ABR plus 3.00%.

                                       Holdco may elect interest periods of 1,
                                       2, 3 or 6 months for Adjusted LIBOR
                                       borrowings.

                                       Calculation of interest shall be on the
                                       basis of actual days elapsed in a year
                                       of 360 days (or 365 or 366 days, as the
                                       case may be, in the case of ABR loans
                                       based on the Prime Rate) and interest
                                       shall be payable at the end of each
                                       interest period and, in any event, at
                                       least every 3 months.

                                       ABR is the Alternate Base Rate, which
                                       is the higher of Chase's Prime Rate and
                                       the Federal Funds Effective Rate plus
                                       1/2 of 1%.

                                       Adjusted LIBOR will at all times
                                       include statutory reserves.

Commitment Fees:                       0.50% per annum on the undrawn
                                       portion of the commitments in respect
                                       of the Holdco Facility commencing to
                                       accrue on the date of execution of the
                                       Credit Agreement and payable quarterly
                                       in arrears after such date (commencing
                                       on the date of the initial borrowing
                                       under the Holdco Facility).

                                                                       ANNEX II
                                                                   TO EXHIBIT A

                  Sources and Uses of Funds on the Closing Date
                  ---------------------------------------------
                            (in millions of dollars)

                             For Consolidated Entity

               Uses of Funds                                           Sources of Funds
               -------------                                           ----------------
Consideration for Shares  1/                     $ 143.5     Holdco Facility  2/                      $   65.0
                          -                                                   -

Net Option Payments                                  1.0
                                                  ------
     Total Equity Purchase Price                 $ 144.5     Fund Equity Contribution                     70.0

                                                             Veritas Equity Contribution                  25.5
                                                                                                      --------
                                                                  Total Equity Contribution               95.5

RES Facility Ticking Fee                             0.1          Total Sources                        $ 160.5
                                                                                                       =======

RES Facility Commitment Fee                          2.0

Holdco Facility Underwriting Fee                     0.5

Holdco Facility Ticking Fee                          0.1

Prepaid Interest on Holdco Facility                  2.9

Retained Cash                                       10.4
                                                 -------

      Total Uses                                 $ 160.5
                                                 =======



--------
   1/ Assumes that 100% of the Shares will be acquired by MergerSub on the Closing Date.

   2/ Represents portion of $65,000,000 Holdco Facility that will be funded on the Closing Date and assumes that 100% of the Shares will be acquired by MergerSub on the Closing Date.

1                                                                      EXHIBIT B

2                    RES Facility (the "Bridge Facility")1
                     -------------------------------------
3
4                   Summary of Principal Terms and Conditions
                    -----------------------------------------

Bridge Facility:                       The Bridge Facility will provide
                                       for loans (the "Initial Loans") to the
                                       Borrower (as defined below) on the Debt
                                       Tender Offer Closing Date (as defined
                                       below) in an aggregate principal amount
                                       not to exceed $202,000,000. Chase and
                                       DLJ (together, the "Initial Lenders")
                                       and each assignee of any portion of the
                                       Initial Loans or of an Initial Lender's
                                       commitment to make the Initial Loans
                                       are collectively referred to as the
                                       "Bridge Lenders".

Borrower:                              RES.

Guarantors:                            The obligations of the Borrower
                                       in respect of the Initial Loans will be
                                       unconditionally and irrevocably
                                       guaranteed on a senior basis by each
                                       domestic subsidiary of the Borrower.

Arranger:                              Chase Securities Inc. ("CSI")
                                       (the "Arranger").

Use of Proceeds:                       The proceeds of the Initial Loans,
                                       together with cash on hand (if needed),
                                       will be used to provide funds for the
                                       purchase of any Notes that are validly
                                       tendered pursuant to the Debt Tender
                                       Offer.

-----------------------------------
1 All capitalized terms used herein but not defined herein shall have the meanings provided in the Commitment Letter (and the Holdco Facility Term Sheet) to which this summary is attached.

Availability:                          The Initial Loans will be
                                       available in a single drawing on the
                                       purchase or expiration date with
                                       respect to the Debt Tender Offer (the
                                       "Debt Tender Offer Closing Date"). Any
                                       commitments of the Bridge Lenders to
                                       make Initial Loans not utilized on any
                                       such date shall terminate.

Maturity/Exchange:                     All the Initial Loans will mature on the
                                       date that is one year following the
                                       Debt Tender Offer Closing Date (the
                                       "Maturity Date"). If any Initial Loan
                                       has not been previously repaid in full
                                       on or prior to the Maturity Date, the
                                       Initial Lender in respect of such
                                       Initial Loan will have the option at
                                       any time or from time to time to
                                       receive notes (the "Exchange Notes") in
                                       exchange for such Initial Loans having
                                       the terms set forth in the term sheet
                                       attached hereto as Annex I; provided
                                       that a Bridge Lender may not elect to
                                       exchange only a portion of its
                                       outstanding Initial Loans for Exchange
                                       Notes unless such Bridge Lender intends
                                       at the time of such partial exchange of
                                       Initial Loans promptly to sell the
                                       Exchange Notes received in such
                                       exchange. If any Bridge Lender does not
                                       exchange its Initial Loans for Exchange
                                       Notes on the Maturity Date, such Bridge
                                       Lender shall be required to extend the
                                       maturity of such Initial Loans to
                                       another date selected by such Bridge
                                       Lender. If, at such extended maturity,
                                       such Bridge Lender does not exchange
                                       its Initial Loans for Exchange Notes,
                                       such Bridge Lender shall be required
                                       again to extend the maturity of such
                                       Initial Loans to another date selected
                                       by such Bridge Lender (provided that
                                       such Bridge Lender shall not be
                                       required to extend the maturity of such
                                       beyond the tenth anniversary of the
                                       Debt Tender Offer Closing Date (the
                                       "Final Maturity Date")), and this
                                       sentence shall apply to each extended
                                       maturity of such Ini-
                                       tial Loans prior to the Final Maturity
                                       Date.

                                       The Initial Loans and the Exchange
                                       Notes shall rank pari passu for all
                                       purposes.

Interest:                              Prior to the Maturity Date, the Initial
                                       Loans will accrue interest at a rate
                                       per annum equal to 3 month Adjusted
                                       LIBOR plus a spread (the "Spread"). The
                                       Spread will initially be 500 basis
                                       points. If the Initial Loans are not
                                       repaid in whole within three months
                                       following the Debt Tender Offer Closing
                                       Date, the Spread will increase by 50
                                       basis points at the end of such
                                       three-month period and shall increase
                                       by an additional 50 basis points at the
                                       end of each three-month period
                                       thereafter until the Maturity Date.
                                       Notwithstanding the foregoing, the
                                       interest rate in effect at any time
                                       prior to the Maturity Date shall not
                                       exceed 15.5% per annum. In no event
                                       shall the interest rate on the Initial
                                       Loans exceed the highest lawful rate
                                       permitted under applicable law.

                                       Following the Maturity Date, all
                                       outstanding Initial Loans will accrue
                                       interest at the rate provided for in
                                       the Exchange Notes in Annex I hereto,
                                       subject to the absolute and cash caps
                                       applicable to Exchange Notes.

                                       Calculation of interest shall be on the
                                       basis of actual days elapsed in a year
                                       of 360 days (or 365 or 366 days, as the
                                       case may be, in the case of Initial
                                       Loans based on the Alternate Base Rate
                                       (as defined below)).

                                       "Adjusted LIBOR" means LIBOR as
                                       adjusted to include statutory reserves.

                                       In the event that Adjusted LIBOR cannot
                                       be determined, or any Bridge Lender is
                                       unable to maintain a loan accruing
                                       interest at Adjusted LIBOR, the
                                       affected Initial Loans will accrue
                                       interest until the Maturity Date at the
                                       "Alternate Base Rate", which will be
                                       the higher of Chase's Prime Rate and
                                       the Federal Funds Effective Rate plus
                                       1/2 of 1%, plus the Spread less 100
                                       basis points.

                                       Interest will be payable in arrears (a)
                                       for Initial Loans accruing interest at
                                       a rate based on Adjusted LIBOR, at the
                                       end of each Adjusted LIBOR period and
                                       on the Maturity Date, (b) for Initial
                                       Loans accruing interest at the
                                       Alternate Base Rate, at the end of each
                                       fiscal quarter of the Borrower
                                       following the Debt Tender Offer Closing
                                       Date, and on the Maturity Date and (c)
                                       for Initial Loans outstanding after the
                                       Maturity Date, at the end of each
                                       fiscal quarter of the Borrower
                                       following the Maturity Date.

Ranking: The Initial Loans will be ranking senior to all subordinated indebtedness of the Borrower and pari passu with all other senior indebtedness of the Borrower.

Security:                              To the extent requested by the
                                       Arranger and otherwise permitted by
                                       existing contractual arrangements, the
                                       Initial Loans and the Exchange Notes
                                       shall be secured by all of the material
                                       unencumbered assets and property of the
                                       Borrower and its subsidiaries and shall
                                       be entitled to the benefit of springing
                                       liens on encumbered assets and property
                                       (other than current assets) of the
                                       Borrower and its subsidiaries as
                                       existing encumbrances are removed
                                       (including encumbrances which secure
                                       the Existing Notes), which security
                                       shall be only to the extent sufficient
                                       in the reasonable judgment of the
                                       Arranger to permit the syndication of
                                       the Initial Loans (regardless of
                                       whether or not any such syndication
                                       takes place) and the resale of the
                                       Ex-
                                       change Notes, if issued; provided that
                                       there shall remain up to $50.0 million
                                       in value of assets that are
                                       unencumbered.

Mandatory Redemption:                  The Borrower will be required to prepay
                                       Initial Loans (and, if issued, Exchange
                                       Notes, to the extent required by the
                                       terms of such Exchange Notes) on a pro
                                       rata basis, at par plus accrued and
                                       unpaid interest, from the net proceeds
                                       from the incurrence of any debt (other
                                       than borrowings under the Existing
                                       Credit Agreement) or the issuance of
                                       any equity and from the proceeds of
                                       certain asset sales (subject to
                                       exceptions to be agreed). To the extent
                                       no Initial Loans are outstanding, the
                                       commitments for the Initial Loans under
                                       the Bridge Facility shall be reduced by
                                       the amount of such proceeds.

Optional Prepayment:                   The Initial Loans may be prepaid, in
                                       whole or in part, at the option of the
                                       Borrower, at any time upon 3 business
                                       days' prior notice, at par plus accrued
                                       and unpaid interest and breakage costs.

Documentation:                         Usual for facilities and transactions of
                                       this type.

Representations and Warranties:        Usual for facilities and transactions of
                                       this type.

Conditions Precedent                   Usual for facilities and transactions
to Initial Loans                       of this type, including without
                                       limitation, the conditions set forth in
                                       the Commitment Letter to which this
                                       Exhibit B is attached, those specified
                                       below and others to be reasonably
                                       acceptable to you and your counsel and
                                       the Bridge Lenders.

                                       The Equity Tender Offer, the Waiver and
                                       Amendment (or the Replacement Credit
                                       Facility) and the other transactions
                                       contemplated to occur on the Closing
                                       Date shall have been consummated in
                                       accordance with applicable law, the
                                       Merger Agreement and all related
                                       documentation, in each case in the form
                                       previously approved by, and reasonably
                                       acceptable to, the Bridge Lenders and
                                       otherwise on terms reasonably
                                       satisfactory to, the Bridge Lenders.
                                       The conditions to Holdco's and Newco's
                                       obligations set forth in the Merger
                                       Agreement shall have been satisfied
                                       without giving effect to waivers or
                                       amendments not approved by the Bridge
                                       Lenders that are materially adverse to
                                       the Bridge Lenders. There shall have
                                       been no amendment, waiver or
                                       modification following the Closing Date
                                       to any of the other documents
                                       contemplated for effecting the
                                       Transactions or any other material
                                       agreement to which RES or any of its
                                       subsidiaries is a party not approved
                                       by, and reasonably acceptable to, the
                                       Bridge Lenders that would be materially
                                       adverse to the Bridge Lenders.

                                       RES shall have commenced and accepted
                                       for payment any Existing Notes tendered
                                       pursuant to the Debt Tender Offer at a
                                       purchase price of 101% of the principal
                                       amount of the Existing Notes, together
                                       with all accrued and unpaid interest
                                       thereon, in accordance with the terms
                                       of the Indenture.

                                       On the Debt Tender Offer Closing Date,
                                       RES and its subsidiaries shall have
                                       outstanding no preferred stock and no
                                       indebtedness other than (i) loans under
                                       the Existing Credit Agreement, (ii)
                                       $53,700,000 aggregate principal amount
                                       of RES's 9% Solid Waste Revenue Bonds,
                                       Series 1996, Due 2021, (iii)
                                       $20,200,000 aggregate principal amount
                                       of RES's 8 1/4% Solid Waste Revenue
                                       Bonds, Series 1994, Due 2014, (iv) a
                                       principal amount of the Existing Notes
                                       equal to $200,000,000 less the
                                       principal amount of Existing Notes
                                       purchased pursuant to the Debt Tender
                                       Offer, (v) other limited indebtedness
                                       reasonably satisfactory to the Initial
                                       Lenders and (vi) if it is not
                                       reasonably practicable for RES to
                                       redeem the Special Preferred Stock on
                                       or prior to the Debt Tender Offer
                                       Closing Date or if the Special
                                       Preferred Stock is to be canceled in
                                       the Merger, the Special Preferred
                                       Stock; provided that if the Special
                                       Preferred Stock is outstanding
                                       following the Closing Date, the holder
                                       of the Special Preferred Stock will not
                                       be entitled to vote with respect to the
                                       Merger.

                                       The Bridge Lenders shall have received
                                       a pro forma consolidated balance sheet
                                       of RES giving effect to the
                                       Transactions and the Debt Tender Offer
                                       and any subsequent events occurring
                                       after the consummation of the Equity
                                       Tender Offer, together with a
                                       certificate of RES to the effect that
                                       such pro forma balance sheet fairly
                                       presents in all material respects the
                                       pro forma financial position of RES and
                                       its subsidiaries consistent with
                                       generally accepted accounting
                                       principles, and the Bridge Lenders
                                       shall be reasonably satisfied that such
                                       balance sheet and the transactions in
                                       connection
                                       with the Transactions, the Debt Tender
                                       Offer and the financing arrangements
                                       contemplated hereby are consistent with
                                       the sources and uses shown on Annex II
                                       to Exhibit A hereto in all material
                                       respects and are not materially
                                       inconsistent with the information or
                                       projections and the financial model
                                       delivered to the Bridge Lenders prior
                                       to the date hereof. RES will also have
                                       provided such other financial
                                       information as the Bridge Lenders may
                                       reasonably request in connection with
                                       the Transactions and the Debt Tender
                                       Offer, including, without limitation,
                                       certifications with respect to the
                                       results of the Debt Tender Offer.

                                       All requisite material governmental
                                       authorities shall have approved or
                                       consented to the Transactions and the
                                       Debt Tender Offer and the other
                                       transactions contemplated hereby to the
                                       extent required, all applicable appeal
                                       periods shall have expired and there
                                       shall be no governmental or judicial
                                       action, actual or threatened, that has
                                       or could have a reasonable likelihood
                                       of restraining, preventing or imposing
                                       materially burdensome conditions on the
                                       Transactions and the Debt Tender Offer
                                       or the consummation of the other
                                       transactions contemplated hereby.

                                       The equity reserve arrangements
                                       referred to under "Equity Reserve"
                                       below shall have been established.

                                       The Borrower shall have used its
                                       commercially reasonable efforts to
                                       secure availability of up to $20
                                       million under the Existing Credit
                                       Agreement to fund up to $20 million of
                                       the Debt Tender Offer in lieu of any
                                       funds being drawn under the Bridge
                                       Facility for that purpose.

Covenants:                             Usual for facilities and transactions
                                       of this type (including materiality
                                       con-
                                       cepts and other exceptions to be agreed
                                       upon) and reasonably acceptable to RES
                                       and its counsel and the Initial Lenders
                                       and their counsel, including, without
                                       limitation, restrictions on: the
                                       incurrence of additional indebtedness
                                       (other than borrowings incurred under
                                       the Existing Credit Agreement), paying
                                       dividends, the redemption or purchase
                                       of equity interests and making other
                                       restricted payments and investments
                                       (including restrictions on any
                                       management fees to be agreed upon),
                                       limitations on capital expenditures,
                                       the imposition of restrictions on the
                                       ability of subsidiaries of the Borrower
                                       to upstream funds, creation of liens,
                                       entering into transactions with
                                       affiliates, issuing capital stock of
                                       subsidiaries, entering into
                                       transactions resulting in a change of
                                       control or entering into mergers,
                                       consolidations or transfers of
                                       substantial assets, and paying fees to
                                       the Fund and its affiliates (which
                                       limitations shall permit certain
                                       transactions between RES and BarTech to
                                       be agreed upon). Following the Maturity
                                       Date, the covenants will automatically
                                       be modified so as to be consistent with
                                       the covenants in the Exchange Notes.


Events of Default:                     Usual for facilities and transactions
                                       of this type (including grace periods
                                       and materiality concepts to be agreed
                                       upon) and reasonably acceptable to the
                                       Borrower and its counsel, and the
                                       Initial Lenders and their counsel,
                                       including but not limited to nonpayment
                                       of principal, interest, fees or other
                                       amounts when due; violation of
                                       covenants; inaccuracy of
                                       representations and warranties; cross
                                       default and cross acceleration to
                                       indebtedness of Holdco, RES or any of
                                       their respective subsidiaries;
                                       bankruptcy events relating to Holdco,
                                       RES and their respective subsidiaries;
                                       judgments; ERISA; actual or asserted
                                       inva-
                                       lidity of loan documents or security
                                       interests or of material agreements;
                                       and Change in Control. Following the
                                       Maturity Date, the events of default
                                       will automatically be modified so as to
                                       be consistent with the events of
                                       default relevant to the Exchange Notes.

Equity Reserve:                        On the Debt Tender Offer Closing Date,
                                       if any Initial Loans are made, you
                                       agree to cause the ultimate holding
                                       company of RES ("Holdings") to place
                                       warrants (the "Warrants") representing
                                       the right to purchase 7% of the fully
                                       diluted common equity of Holdings
                                       (calculated as of the Debt Tender Offer
                                       Closing Date) in an escrow account for
                                       the benefit of holders of Initial Loans
                                       and the Exchange Notes as provided, and
                                       pursuant to the terms described, in
                                       Annex I hereto. The Warrants will have
                                       an exercise price equal to $0.01 per
                                       share of common equity, subject to
                                       adjustment pursuant to customary
                                       antidilution provisions. No adjustments
                                       will be made for any issuance of
                                       capital stock for the combination with
                                       BarTech that is made on arms' length
                                       terms.

Cost and Yield Pro-                    Usual for facilities and transactions
tection:                               of this type, including standard
                                       protective provisions for compensation
                                       in respect of prepayments (which will
                                       include reimbursement of the Bridge
                                       Lenders' redeployment costs in the case
                                       of prepayments of loans bearing
                                       interest based on Adjusted LIBOR other
                                       than at the end of an interest period),
                                       taxes, capital adequacy, illegality,
                                       increased costs and for U.S. taxes.

Assignments and                        The Bridge Lenders will have the
Participations:                        absolute and unconditional right, to
                                       assign Initial Loans and commitments
                                       without the consent of the Borrower;
                                       provided that the Initial Lenders or
                                       entities engaged to be the underwriters
                                       or initial
                                       purchasers of, or placement agents for,
                                       the offering of any refinancing
                                       securities (or their respective
                                       affiliates) shall retain voting control
                                       over a majority in aggregate principal
                                       amount of Initial Loans through the
                                       Maturity Date. Assignments will be by
                                       novation which will release the
                                       obligation of the assigning Bridge
                                       Lender. Notwithstanding the foregoing
                                       it is understood that Chase will remain
                                       as Agent for the Bridge Facility.

                                       The Bridge Lenders will be permitted to
                                       participate their Initial Loans to
                                       other financial institutions without
                                       restriction, other than customary
                                       voting limitations. Participants will
                                       have the same benefits as the selling
                                       Bridge Lenders would have (and will be
                                       limited to the amount of such benefits)
                                       with regard to yield protection and
                                       increased costs.

Voting: Amendments and waivers of the Bridge Facility and the other definitive credit documentation will require the approval of Bridge Lenders holding more than 50% of the outstanding Initial Loans, except that the consent of each affected Bridge Lender will be required for (a) reductions of principal, interest rates or Spread, (b) except as provided under "Maturity/Exchange" above, extensions of the Maturity Date,
                                       (c) additional restrictions on the
                                       right to exchange Initial Loans for
                                       Exchange Notes or any amendment of the
                                       terms of such exchange, (d) releases of
                                       any material portion of the collateral
                                       or (e) any amendment to the Exchange
                                       Notes that requires (or would, if any
                                       Exchange Notes were outstanding,
                                       require) the approval of all holders of
                                       Exchange Notes.

Expenses and                           All reasonable out-of-pocket expenses
                                       (including but not limited to expenses

Indemnification:                       incurred in connection with due
                                       diligence and syndication) of the
                                       Bridge Lenders and CSI associated with
                                       the syndication of the Bridge Facility
                                       and with the preparation, execution and
                                       delivery, administration, waiver or
                                       modification and enforcement of the
                                       documentation contemplated hereby and
                                       thereby (including the reasonable fees,
                                       disbursements and other charges of
                                       counsel) are to be paid by the
                                       Borrower. In addition, all
                                       out-of-pocket expenses of the Bridge
                                       Lenders for enforcement costs and
                                       documentary taxes associated with the
                                       Bridge Facility are to be paid by the
                                       Borrower.

                                       In the Bridge Facility, the Borrower
                                       will indemnify the Bridge Lenders and
                                       CSI and their respective affiliates,
                                       and hold them harmless from and against
                                       all reasonable out-of-pocket costs,
                                       expenses (including but not limited to
                                       reasonable fees and out-of-pocket
                                       charges and disbursements of counsel)
                                       and liabilities arising out of or
                                       relating to the proposed transactions;
                                       provided that no such person will be
                                       indemnified for costs, expenses or
                                       liabilities arising from such person's
                                       gross negligence or willful misconduct.

Governing Law and                      New York.
Forum:

Counsel for CSI and                    Cahill Gordon & Reindel.
the Bridge Lenders:

6                                                                       ANNEX I
7                                                                  to EXHIBIT B

8                  Summary of Principal Terms and Conditions
                   -----------------------------------------
9                             of Exchange Notes
                              -----------------

10                  Capitalized terms used but not defined herein have the
11 meanings given (or incorporated by reference) in the Summary of Principal
12 Terms and Conditions of the $202,000,000 Senior Bridge Facility to which this 13 Annex I is attached.

Issuer:                                The Borrower will issue Exchange
                                       Notes under an indenture which complies
                                       with the Trust Indenture Act (the
                                       "Indenture"). The Borrower in its
                                       capacity as issuer of the Exchange
                                       Notes is referred to as the "Issuer".

Guarantors and Security:               Same as the Initial Loans.

Principal Amount:                      The Exchange Notes will be available
                                       only in exchange for the Initial Loans.
                                       The principal amount of any Exchange Note will equal 100% of the aggregate principal amount (including any accrued interest not required to be paid in cash) of the Bridge Loan for which it is exchanged.

Maturity:                              The Exchange Notes will mature on
                                       the tenth anniversary of the Debt
                                       Tender Offer Closing Date.

Interest Rate:                         The Exchange Notes will bear interest
                                       at a rate equal to the Initial Rate (as
                                       defined below) plus the Exchange Spread
                                       (as defined below). Notwithstanding the
                                       foregoing, the interest rate in effect
                                       at any time shall not exceed 15.5% per
                                       annum. In no event shall the interest
                                       rate on the Exchange Notes exceed the
                                       highest lawful rate permitted under
                                       applicable law. "Exchange Spread" shall
                                       mean 0 basis points during the 3 month
                                       period commencing on the Maturity Date
                                       and shall increase by 50 basis points
                                       at the beginning of each subsequent 3
                                       month period. "Initial Rate" shall be
                                       determined on the Maturity Date and
                                       shall equal the greatest of (a) the
                                       interest rate borne by the Initial
                                       Loans on the date immediately preceding
                                       the Maturity Date plus 50 basis points,
                                       (b) the Treasury Rate (as defined
                                       below) on the Maturity Date, plus 650
                                       basis points and (c) the Chase
                                       Securities Inc. High Yield Index Rate
                                       on the Maturity Date, plus 200 basis
                                       points. "Treasury Rate" means (i) the
                                       rate borne by direct obligations of the
                                       United States maturing on the tenth
                                       anniversary of the Debt Tender Offer
                                       Closing Date and (ii) if there are no
                                       such obligations, the rate determined
                                       by linear interpolation between the
                                       rates borne by the two direct
                                       obligations of the United States
                                       maturing closest to, but straddling,
                                       the tenth anniversary of the Debt
                                       Tender Offer Closing Date. Interest
                                       will be payable in arrears at the end
                                       of each six month period following the
                                       Maturity Date.

Ranking:                               Same as the Initial Loans.

Mandatory Redemption:                  The Issuer will be required to
                                       redeem the Exchange Notes (and, if
                                       outstanding, the Initial Loans) on a
                                       pro rata basis, at par plus accrued and
                                       unpaid interest, from the net proceeds
                                       from the incurrence of any debt (other
                                       than borrowings under the Existing
                                       Credit Agreement) or the issuance of
                                       any equity by the Issuer (subject to
                                       exceptions to be agreed).


Optional Redemption:                   So long as an Exchange Note is held
                                       by a Bridge Lender, such Exchange Note
                                       may be
                                       redeemed at the option of the Issuer at
                                       par plus accrued and unpaid interest.
                                       Upon the transfer of Exchange Notes by
                                       a Bridge Lender to a third party, the
                                       redemption of such Exchange Notes, at
                                       the option of the Issuer, will be
                                       subject to restrictions and premiums
                                       typical for high-yield debt securities
                                       at the time the Exchange Notes are
                                       issued (including the condition that
                                       the Exchange Notes will not be
                                       redeemable at the option of the Issuer
                                       (other than pursuant to a customary
                                       equity claw-back provision) during the
                                       four-year period following the Maturity
                                       Date; provided that any Bridge Lender
                                       intending to exercise such
                                       non-redemption condition upon a
                                       transfer to a third party shall be
                                       required to give the Issuer 10 days'
                                       notice before making such transfer).

Registration Rights:                   The Issuer will file within 30 days after
                                       the Maturity Date and will use its best
                                       efforts to cause to become effective as
                                       soon thereafter as practicable, a shelf
                                       registration statement with respect to
                                       the Exchange Notes (a "Shelf
                                       Registration Statement") and/or a
                                       registration statement relating to a
                                       Registered Exchange Offer (as described
                                       below). If a Shelf Registration
                                       Statement is filed, the Issuer will
                                       keep such registration statement
                                       effective and available (subject to
                                       customary exceptions) until it is no
                                       longer needed to permit unrestricted
                                       resales of Exchange Notes but in no
                                       event longer than two years from the
                                       Maturity Date. If within 120 days from
                                       the Maturity Date, a Shelf Registration
                                       Statement for the Exchange Notes has
                                       not been declared effective or within
                                       150 days form the Maturity Date the
                                       Issuer has not effected an exchange
                                       offer (a "Registered Ex-
                                       change Offer") whereby the Issuer has
                                       offered registered notes having terms
                                       identical to the Exchange Notes (the
                                       "Substitute Notes") in exchange for all
                                       outstanding Exchange Notes and Initial
                                       Loans (it being understood that a Shelf
                                       Registration Statement is required to
                                       be made available in respect of
                                       Exchange Notes, the holders of which
                                       could not receive Substitute Notes
                                       through the Registered Exchange Offer
                                       which, in the opinion of counsel, would
                                       be freely salable by such holders
                                       without registration or requirement for
                                       delivery of a current prospectus under
                                       the Securities Act (other than a
                                       prospectus delivery requirement imposed
                                       on a broker-dealer who is exchanging
                                       Exchange Notes acquired for its own
                                       account as a result of a market making
                                       or other trading activities)), then the
                                       Issuer will pay liquidated damages of
                                       $0.192 per week per $1,000 principal
                                       amount of Exchange Notes and Initial
                                       Loans outstanding to holders of such
                                       Exchange Notes and Initial Loans who
                                       are unable freely to transfer Exchange
                                       Notes (or Substitute Notes in
                                       connection with a Registered Exchange
                                       Offer) from and including the 121st day
                                       or the 151st day, as applicable, after
                                       date of the first issuance of the
                                       Exchange Notes to but excluding the
                                       earlier of the effective date of such
                                       Shelf Registration Statement or the
                                       date of consummation of such Registered
                                       Exchange Offer (such damages to be
                                       payable in the form of additional
                                       Exchange Notes if the then interest
                                       rate thereon is greater than 15.5%).
                                       The Issuer will also pay such
                                       liquidated damages for any period of
                                       time (subject to customary exceptions)
                                       following the effectiveness of a Shelf
                                       Registration Statement that such Shelf
                                       Registration Statement is not
                                       available for resales thereunder. In
                                       addition, unless and until the Issuer
                                       has consummated the Registered Exchange
                                       Offer and, if required, caused the
                                       Shelf Registration Statement to become
                                       effective, the holders of the Exchange
                                       Notes will have the right to
                                       "piggy-back" the Exchange Notes in the
                                       registration of any debt securities
                                       (subject to customary scale-back
                                       provisions) that are registered by the
                                       Issuer (other than on a Form S-4)
                                       unless all the Exchange Notes and
                                       Initial Loans will be redeemed or
                                       repaid from the proceeds of such
                                       securities.

Exchange Notes                         The Exchange Notes will be delivered
Escrowed:                              on the first date on which any Initial
                                       Loans are funded and held, undated, in
                                       escrow by a mutually agreeable
                                       fiduciary.

Right to Transfer                      The holders of the Exchange Notes shall
Exchange Notes:                        have the absolute and unconditional
                                       right to transfer such Exchange Notes
                                       in compliance with applicable law to
                                       any third parties.

Equity Amount Escrowed:                On the Debt Tender Offer Closing Date, if
                                       any Initial Loans are to be made on
                                       such date, Warrants representing the
                                       right to purchase 7% of the fully
                                       diluted common equity of Holdings
                                       (calculated as of the Debt Tender Offer
                                       Closing Date). The Warrants will have
                                       an exercise price equal to $0.01 per
                                       share of common equity, subject to
                                       adjustment pursuant to customary
                                       antidilution provisions.

                                       Each Warrant will be exercisable for a
                                       period of ten years from the Debt
                                       Tender Offer Closing Date and will have
                                       mutually satisfactory provisions
                                       relating to antidilution from and after
                                       the Debt

                                       Tender Offer Closing Date.

                                       Pursuant to a registration rights
                                       agreement to be entered into by
                                       Holdings, the holders of a majority of
                                       the outstanding Warrants shall have the
                                       right upon the occurrence of a
                                       Registration Event (as defined below)
                                       to demand at least one shelf
                                       registration of such Warrants and the
                                       Common Stock underlying such Warrants.
                                       "Registration Event" means the earliest
                                       to occur of the following: (a) the
                                       filing of a registration statement
                                       under the Securities Act (other than on
                                       Form S-8 and other than a registration
                                       statement on any other form to the
                                       extent it covers common equity to be
                                       offered to employees) with respect to a
                                       class of common equity of RES or
                                       Holdings (provided that Holdings shall
                                       not be required to obtain the
                                       effectiveness of such demanded shelf
                                       registration statement prior to the
                                       effectiveness of the registration
                                       statement referred to in this clause
                                       (a)), (b) a class of equity of RES or
                                       Holdings is registered on a national
                                       securities exchange or the NASDAQ
                                       National Market System, (c) a Change of
                                       Control of RES or Holdings or (d) the
                                       fifth anniversary of the Debt Tender
                                       Offer Closing Date. In addition, the
                                       holders of Warrants and the Common
                                       Stock underlying the Warrants will have
                                       the right to "piggy-back" such
                                       securities in the registration of any
                                       common equity securities (subject to
                                       customary scaleback provisions) that
                                       are registered by RES or Holdings
                                       (other than on Form S-8 or Form S-4 and
                                       other than a registration statement on
                                       any other form to the extent it covers
                                       common equity to be offered to
                                       employees).

                                       In the event the Initial Loans shall
                                       not have been paid in full on or prior
                                       to
                                       one year after the Debt Tender Offer
                                       Closing Date, the Warrants will be
                                       released from escrow under two
                                       alternative circumstances: release for
                                       resale in connection with a bona fide,
                                       arm's-length sale of Initial Loans or
                                       Exchange Notes and release pursuant to
                                       an "earn-in" formula.


Release of Warrants for                Beginning on the Maturity Date, warrants
Resale:                                will be released from escrow at the
                                       request of a holder of Initial Loans on
                                       the Maturity Date of any Initial Loans
                                       (each such holder, a "Maturity Date
                                       Loan Holder") (but no subsequent holder
                                       of Initial Loans or Exchange Notes) in
                                       an amount not to exceed such Loan
                                       Holder's share of such Warrants (such
                                       share to be equal to such Loan Holder's
                                       pro rata share of the aggregate
                                       principal amount of outstanding Initial
                                       Loans on the Maturity Date in
                                       connection with a transfer by such Loan
                                       Holder of any Exchange Notes or Initial
                                       Loans and such Warrants to a third
                                       party. Warrants shall be released for
                                       resale only upon the representation of
                                       a Loan Holder that such Warrants are
                                       necessary for a resale of Initial Loans
                                       or Exchange Notes, as the case may be,
                                       and only to the extent necessary so
                                       that the sale price (including such
                                       Warrants and any payments on account of
                                       accrued and unpaid interest) does not
                                       exceed the principal amount of, and
                                       accrued and unpaid interest on, the
                                       Initial Loans or Exchange Notes so
                                       sold.

"Earn-In" of Warrants:                 Each Maturity Date Loan Holder
                                       (but no subsequent holder of Initial
                                       Loans or Exchange Notes) shall be
                                       entitled to receive at the end of each
                                       three-month period (each such date, a
                                       "Release Date") set forth in Column A
                                       below (with the first period beginning
                                       on the Maturity Date a percentage of
                                       the Warrants (less
                                       any Warrants previously released to
                                       such Maturity Date Loan Holder under
                                       the terms of the caption "Release of
                                       Warrants for Resale" above or
                                       hereunder), such percentage to equal
                                       the product of (a) the corresponding
                                       cumulative percentage set forth in
                                       Column B below and (b) the ratio of the
                                       aggregate principal amount of Initial
                                       Loans held by such Maturity Date Loan
                                       Holder on the Maturity Date to the
                                       aggregate principal amount of all
                                       outstanding Initial Loans on the
                                       Maturity Date; provided, however, that
                                       no Warrants (except those previously
                                       earned in and not yet released to a
                                       Loan Holder) will be released from
                                       escrow after the date upon which all
                                       Initial Loans and Exchange Notes held
                                       by such Maturity Date Loan Holder as of
                                       the Maturity Date are completely
                                       repaid.

                      A                             B
                  ----------                    -----------
                first 3 months                     25.00%
                second 3 months                    50.00%
                third 3 months                     75.00%
                fourth 3 months                   100.00%

                                       Warrants will be released from escrow
                                       pursuant to the "earn-in" provisions to
                                       the extent earned by a Maturity Date
                                       Loan Holder, in accordance with the
                                       foregoing, and requested by such
                                       Maturity Date Loan Holder. Unless
                                       previously released pursuant to the
                                       preceding sentence, all Warrants earned
                                       by a Maturity Date Loan Holder pursuant
                                       to the foregoing "earn-in" provisions
                                       shall be released to such Maturity Loan
                                       Holder upon such Maturity Date Loan
                                       Holder ceasing to own any Initial Loans
                                       or Exchange Notes.

Covenants:                             Those typical for an indenture governing
                                       a high-yield senior note issue.

Events of Default:                     Those typical for an indenture governing
                                       a high-yield senior note issue.

Governing Law and                      New York.
Forum:

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